UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2010

SearchMedia Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	0001-33800	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4B, Ying Long Building, 1358 Yan An Road West, Shanghai, China,		200052
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(86-21) 5169 0552

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 4, 2010, the Board of Directors of SearchMedia Holdings Limited, a Cayman Islands company (the "Company") appointed Wilfred Chow, age 43, as its Chief Financial Officer.

From April 2006 through December 2009, Mr. Chow was Senior Vice President of American Oriental Bioengineering, a pharmaceutical company, and from January 2005 through March 2006, Mr. Chow was a financial consultant with PriceWaterhouseCoopers.

Effective January 4, 2010, the Company and Mr. Chow entered into the Executive Employment Agreement (the "Agreement"). Pursuant to the Agreement, Mr. Chow will receive an annual salary of US $200,000, subject to annual review by the Board. On January 4, 2010, Mr. Chow was granted options to purchase 225,000 shares of common stock (the "Initial Grant"), which vest one-third annually on the anniversary of the date of grant, with an exercise price at the closing price on the date of grant. The term of the Agreement is for three years and the Agreement will be automatically extended for successive one-year terms unless either party gives written notice to the other party to terminate the Agreement no less than 60 days, and no more than 120 days prior, to the expiration of the then-current term.

In the event the Company terminates Mr. Chow without cause or Mr. Chow terminates his employment for good reason (as described in the Agreement), (i) Mr. Chow would receive severance equal to three months salary if such termination occurred in his first year of employment and severance equal to six months’ salary if such termination occurred after his first year of employment, and (ii) those options in the Initial Grant that would have vested during the applicable severance period shall vest and be exercisable.

The Agreement also contains other customary provisions, including provisions relating to non-solicitation, non-compete, confidentiality and compliance with Sections 409A and 457A of the Internal Revenue Code. In addition, pursuant to the terms of the Agreement, upon the occurrence of a Change in Control (as defined in the Agreement), all unvested options from the Initial Grant will become vested and fully exercisable.

The foregoing description of the Agreement is not intended to be a comprehensive summary. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and its contents are incorporated herein by this reference.

Ms. Jennifer Huang, who has been serving in the additional role as Acting Chief Financial Officer, will continue to serve as the Company’s Chief Operating Officer.

In connection with the hiring of Mr. Chow, the Company issued a press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Executive Employment Agreement effective January 4, 2010.
Exhibit 99.1 - Press Release dated January 6, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchMedia Holdings Limited

January 6, 2010	By:	/s/ Wilfred Chow

Name: Wilfred Chow
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement effective January 4, 2010
99.1	Press Release dated January 6, 2010